UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

_______________

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2021

The 2021 annual meeting of stockholders of AquaBounty Technologies, Inc. (“AquaBounty” or the “Company”) will be held on May 28, 2021, at 8:30 a.m. Eastern Time. This year, the annual meeting will be held entirely online due to the continuing public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our partners, employees, and stockholders. You will be able to attend and participate in the annual meeting by visiting www.meetingcenter.io/299461432, where you will be able to listen to the meeting live, submit questions, and vote. This year’s meeting is being held for the following purposes:

•

to elect nine directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 20, 2021, the record date, are entitled to notice of and to vote at the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting online, we hope you will vote as soon as possible. Please vote before the annual meeting using the internet; telephone; or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

Sincerely,

Sylvia Wulf
President, Chief Executive Officer, and Director

Maynard, Massachusetts

April 21, 2021

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise additional capital, market and other conditions, AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the Securities and Exchange Commission, including the “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should consider these factors in evaluating the forward-looking statements included in this proxy statement and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

i

2021 PROXY STATEMENT

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2021

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at our annual meeting of stockholders to be held on May 28, 2021, at 8:30 a.m. Eastern Time. The meeting will be held via a live webcast available at www.meetingcenter.io/299461432, for the following purposes:

•

to elect nine directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Proxy Materials

A copy of our proxy materials is available, free of charge, on www.envisionreports.com/AQB, the Securities and Exchange Commission (“SEC”) website at www.sec.gov, and our corporate website at www.aquabounty.com. By referring to our website, we do not incorporate our website or any portion of that website by reference into this proxy statement. We intend to mail these proxy materials on or about April 26, 2021 to all stockholders of record entitled to vote at the annual meeting.

If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare, PO. Box 30170, College Station, Texas 77842. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting that organization.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 2 Mill & Main Place, Suite 395, Maynard, MA 01754, Attention: Corporate Secretary or call us at (978) 648-6000. If you want to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Voting Quorum

Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 20, 2021, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 71,022,426 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person (via the live webcast) or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 20, 2021, will constitute a quorum.

All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution, that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. The election of nine directors to serve on our Board of Directors is a non-routine matter. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See “Voting Procedure-Beneficial Owners of Shares Held in Street Name” below.

The election of directors will be by plurality vote of our outstanding shares of common stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote, and the nine nominees receiving the highest number of affirmative votes will be elected. Votes marked “withhold” and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum.

Ratification of the appointment of Wolf & Company, P.C. requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions with respect to this proposal will count as votes against this proposal.

Voting Procedure

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the proxy materials by mail with instructions regarding how to view our proxy materials on the internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy.  You can vote via the live webcast of the annual meeting at www.meetingcenter.io/299461432 or by proxy. There are three ways stockholders of record can vote by proxy: (1) by telephone (by following the instructions on the proxy card; (2) by internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the annual meeting). Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

•	FOR the election of each of the director nominees listed in Proposal One (unless the authority to vote for the election of any such director nominee is withheld); and
•	FOR the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm as described in Proposal Two.

If you are a stockholder of record, you do not need to register to attend the annual meeting via the live webcast. To attend, just follow the instructions on the notice or proxy card that you received. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials by mail. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by mail, by following the instructions on the voting instruction form; or (2) by internet, by following the instructions provided herein. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described above under “Voting Quorum.”

If you are a beneficial owner of shares held in “street name” and wish to attend the annual meeting, whether you intend to vote your shares at the meeting or not, you must register in advance to do so. To register, you must submit proof of your proxy power (legal proxy) reflecting your AquaBounty Technologies, Inc. holdings, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 26, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare as follows:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

AquaBounty Technologies, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

To attend the annual meeting after you have registered, visit www.meetingcenter.io/299461432 and follow the instructions on the notice or proxy card that you received. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated internet or telephone proxy will give authority to each of Sylvia Wulf, David A. Frank and Angela M. Olsen to vote on such matters at his or her discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON VIA THE LIVE WEBCAST.

You may revoke your proxy at any time before it is actually voted at the annual meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754;
• submitting a later-dated proxy; or
• attending the annual meeting via the live webcast available at www.meetingcenter.io/299461432 and voting.

Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person attending the annual meeting by executing a form of proxy designating that person to act on your behalf.

Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms, and other custodians, nominees, and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Stockholder Proposals for 2022 Annual Meeting

Stockholder proposals that are intended to be presented at our 2022 annual meeting of stockholders and included in our proxy statement relating to the 2022 annual meeting must be received by us no later than December 27, 2021, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2022 annual meeting is moved more than 30 days prior to, or more than 30 days after, May 28, 2022, the deadline for inclusion of proposals in our proxy statement for the 2022 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2022 annual meeting.

If a stockholder wishes to present a proposal at our 2022 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2022 annual meeting, the stockholder must give advance notice to us prior to the deadline (the “Bylaw Deadline”) for the annual meeting determined in accordance with our Amended and Restated Bylaws (“bylaws”) and comply with certain other requirements specified in our bylaws. Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 12, 2022, which is 45 calendar days prior to the first anniversary of the date on which we mailed the proxy materials for the 2021 annual meeting.

However, if we change the date of the 2022 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 28, 2022, stockholder proposals intended for presentation at the 2022 annual meeting, but not intended to be included in our proxy statement relating to the 2022 annual meeting, must be delivered to or mailed and received by our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754 no later than the close of business on the ninetieth calendar day prior to the 2022 annual meeting or the twentieth calendar day following the day on which public disclosure on the date of the 2022 annual meeting is first made (the “Alternate Date”). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2022 annual meeting.

All notices of stockholder proposals submitted pursuant to our bylaws must include the following: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the common stock of the Company that are owned by the stockholder proposing the business to be brought before the annual meeting; (iv) a description of all arrangements or understandings among the stockholder submitting the proposal, the beneficial owner on whose behalf the proposal is made, and any other person or persons in connection with the proposal and any material interest of such stockholder in the proposal; and (v) a representation that the stockholder submitting the proposal intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine directors who are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Richard L. Huber was not nominated to stand for re-election at the annual meeting, and as a result, his term as a director will end at the annual meeting. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

Name	Age	Director Since	Position(s)
Richard J. Clothier	75	2006	Chairman of the Board of Directors
Ricardo J. Alvarez	65	2021	Director
Theodore J. Fisher	50	2020	Director
Alana D. Kirk	35	2020	Director
Gail Sharps Meyers	51	-	Director nominee
Christine St.Clare	70	2014	Director
Rick Sterling	57	2013	Director
James C. Turk, Jr.	64	2013	Director
Sylvia Wulf	63	2019	Director, Chief Executive Officer, and President

Richard J. Clothier. Mr. Clothier has served as Chairman of the Board of Directors of AquaBounty since April 2006. He also served as the Chairman of each of Robinson Plc (LSE:RBN) from 2004 until 2018, Spearhead International Ltd from 2005 to 2015, and Exosect Ltd from 2013 to 2015. Mr. Clothier retired as Group Chief Executive of PGI Group Plc, an international agricultural products producer, following 20 years with Dalgety Plc, where he was Chief Executive Officer of the genetics firm Pig Improvement Company until 1992 and then Group Chief Executive Officer until 1997. Since 2005, Mr. Clothier has served as an advisor to the board assessment company, Boardroom Review Ltd.  He holds a Bachelor of Science in Agriculture from Natal University and attended the Advanced Management Program at Harvard Business School. Mr. Clothier’s extensive experience, both as an executive in the food industry and as a director of public and private companies, provides considerable operating, strategic, and policy knowledge to our Board of Directors.

Ricardo J. Alvarez. Dr. Alvarez joined the Board of Directors of AquaBounty in March 2021. Dr. Alvarez is currently the President and CEO of Richelieu Foods Inc., a leading private label and co-manufacturer of pizza, dressings, sauces and dips to all channels of distribution in the Americas region.  Prior to Richelieu Foods, he served as President and Chief Executive Officer of various food manufacturing companies including Ruiz Foods, Anita's Foods, Overhill Farms and Raymundo's Food Products.  Dr. Alvarez also has extensive board experience, having served as a director on the boards of Bush Brothers Inc., Clement Pappas Inc., Ruiz Foods and Clear Springs Foods.  He currently serves on the board of directors of Phelps Pet Products Inc. Dr. Alvarez brings operational and food industry experience to our Board of Directors.

Theodore J. Fisher.  Mr. Fisher joined the Board of Directors of AquaBounty in April 2020.  Since February 2020, Mr. Fisher has served as the Senior Managing Director of Third Security, LLC (“Third Security”), where he focuses on mergers, acquisitions, and other corporate transactions; governance; securities; and regulatory issues. Since February 2020, Mr. Fisher has also served as Secretary of Eleszto Genetika, Inc.; as Vice President and Secretary of Oxitec UK Holdings, Inc.; as a member of the Board of Directors of Oxitec Limited; as a member of the Board of Directors of Exitec Insect Holdings Limited; as President and Secretary of Okanagan Produce Holdings, Inc.; and as Vice President and Secretary of Fruit Orchard Holdings, Inc. Additionally, Mr. Fisher served as Secretary and Treasurer of Genopaver, LLC from March 2013 until December 2020 and as a member of Genopaver, LLC’s Joint Steering Committee from December 2014 until December 2020. Further, Mr. Fisher served as Secretary and Treasurer of Persea Bio, LLC and as a member of Persea Bio, LLC’s Joint Steering Committee from December 2014 until July 2020. Mr. Fisher joined Third Security in 2003 as a Managing Director and Associate General Counsel and served in those roles until February 2020. Prior to joining Third Security, Mr. Fisher practiced law in the areas of capital markets and mergers and acquisitions at the law firm of Hunton & Williams LLP in Richmond, Virginia. He received his Bachelor of Arts from the University of Virginia and his Doctor of Jurisprudence from the William & Mary School of Law.  Mr. Fisher brings experience in corporate transactions, governance and securities law to our Board of Directors.

Alana D. Kirk.  Ms. Kirk joined the Board of Directors of AquaBounty in April 2020. Since 2006, Ms. Kirk has been responsible for the day-to-day oversight and management of Professional Household Services LLC, a multi-state entity that provides services for a high net worth individual and family. Ms. Kirk holds a Bachelor of Arts in Management from Golden Gate University. Ms. Kirk’s experience in entrepreneurial management makes her well suited to service on our Board of Directors.

Gail Sharps Meyers. Ms. Sharps Meyers has been nominated for appointment to the Board of Directors of AquaBounty, subject to the vote of shareholders. Ms. Sharps Myers has been Executive Vice President, Chief Legal Officer and Chief People Officer at Denny’s Corporation (NASDAQ:DENN) since February 2021. She previously served as Senior Vice President, General Counsel and Secretary of Denny’s since September 2020 and as Senior Vice President and General Counsel from June 2020 to September 2020. Prior to joining Denny’s, she served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Tire Distributors, Inc. from May 2018 to May 2020, as Senior Vice President, General Counsel and Secretary at Snyder’s-Lance, Inc. (NASDAQ:LNCE) from January 2015 to March 2018 and as Senior Vice President, Deputy General Counsel, Chief Compliance Counsel and Assistant Secretary from 2014 to 2015 at US Foods, Inc. She received her Doctor of Jurisprudence from The Washington College of Law at The American University, her Master’s in Business Administration from Arizona State University's W. P. Carey School of Business and her Bachelor of Arts in Political Science at Howard University. The Company used the services of the National Association of Corporate Directors to recruit Ms. Sharps Meyers for a fee of $20,000. Ms. Sharps Meyers’ experience and background make her well suited to serve on our Board of Directors.

Christine St.Clare. Ms. St.Clare has served on the Board of Directors of AquaBounty since May 2014. She retired as a partner of KPMG LLP (“KPMG”) in 2010, where she worked for a total of 35 years. While at KPMG, Ms. St.Clare worked as an Audit Partner serving publicly held companies until 2005, when she transferred to the Advisory Practice, serving in the Internal Audit, Risk and Compliance practice until her retirement; she also served a four-year term on KPMG’s Board of Directors. She currently serves on the board of Tilray, Inc. (NASDAQ:TLRY), a leading cannabis research and cultivation company, where she chairs the Audit Committee and is a member of the Nominating and Governance Committee and the Compensation Committee. Ms. St.Clare served on the Board and chaired the Audit Committee of Fibrocell Science, Inc., a company that specializes in the development of personalized biologics, from 2013 until December 2019, when Fibrocell was sold and its board of directors dissolved. She also formerly served as a director on the board of Polymer Group, Inc., a global manufacturer of engineered materials. Ms. St.Clare has a Bachelor of Science from California State University at Long Beach and has been a licensed Certified Public Accountant in California, Texas, and Georgia. Ms. St.Clare’s background in accounting and support of publicly held companies, as well as her experience with biotechnology, makes her well suited for service on our Board of Directors.

Rick Sterling. Mr. Sterling has served on the Board of Directors of AquaBounty since September 2013. He served as the Chief Financial Officer of Precigen Inc. (NASDAQ:PGEN) (“Precigen”) from 2007 through March 2021, including leading them through their initial public offering in 2013. During his term at Precigen, Mr. Sterling was responsible for multiple private and public equity and debt capital raises, financial diligence for and integration of over a dozen acquisitions, SEC reporting and compliance, divestitures of businesses, budgeting, and negotiations of facility leases as well as oversight of human resource and information technology functions. Prior to joining Precigen, he was with KPMG, where he worked in the audit practice for over 17 years, with a client base primarily in the healthcare, technology, and manufacturing industries. He has a Bachelor of Science in Accounting and Finance from Virginia Tech and is a licensed Certified Public Accountant. Mr. Sterling’s background in audit and finance, as well as his experience with technology companies, make him well suited for service on our Board of Directors.

James C. Turk. Jr. Mr. Turk has served on the Board of Directors of AquaBounty since February 2013. Mr. Turk has served as a partner in the Law Firm of Harrison & Turk, P.C. in Radford, Virginia, since 1987. He has previously served as a member of the Board of Directors for multiple companies and foundations, including Intrexon Corporation, Synchrony, Inc., and the Virginia Student Assistance Authorities. He presently holds board appointments to the Truist Bank Advisory Board for the Virginia West Region, the Virginia Tech Athletic Foundation, and the Roanoke College President’s Advisory Board. Mr. Turk received a Bachelor of Arts from Roanoke College and a Doctor of Jurisprudence from Cumberland School of Law at Samford University. Mr. Turk’s legal background and his experience on multiple boards make him well qualified for service on our Board of Directors.

Sylvia Wulf. Ms. Wulf was appointed Executive Director, President, and Chief Executive Officer of AquaBounty in January 2019. Prior to joining AquaBounty, Ms. Wulf served as a Senior Vice President of US Foods, Inc. (NYSE:USFD), where she had been President of the Manufacturing Division since June 2011. Prior to US Foods, Ms. Wulf held senior positions in Tyson Foods, Inc. (NYSE:TSN), Sara Lee Corporation, and Bunge Corp (NYSE:BG). She is also currently on the Board of Directors and the Executive Committee of the National Fisheries Institute. Ms. Wulf received a Bachelor of Science in Finance from Western Illinois University and a Master’s in Business Administration from DePaul University. Ms. Wulf provides extensive experience in the food industry in North America, including its fish sector to our Board of Directors.

Corporate Governance Principles

We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics and the charters for each of the Audit, Compensation, and Nominating and Corporate Governance (“NCG”) Committees are available on the investor relations section of our corporate website (www.aquabounty.com). A copy of our Code of Business Conduct and Ethics and the committee charters may also be obtained upon request to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754.

Code of Ethics

Our Code of Business Conduct and Ethics applies to all of our outside directors, officers, and employees, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the NASDAQ listing standards.

Policy on Trading, Pledging and Hedging of Our Common Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors and certain employees, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. To our knowledge, each of our directors and executive officers complied with this policy during 2020.

Stockholder Communications with Directors

Stockholders may communicate with our directors by sending communications to the attention of the Chairman of the Board of Directors, the Chairperson of a committee of the Board of Directors, or an individual director via U.S. Mail or Expedited Delivery Services to our address at AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. The Company will forward by U.S. Mail any such communication to the mailing address most recently provided by the Board member identified in the “Attention” line of the communication. All communications must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the submitting individual holds, if any;
•	Any special interest, other than in the capacity of security holder, of the submitting individual in the subject matter of the communication; and
•	The address, telephone number, and email address of the submitting individual.

Board Composition; Director Designation Rights

Our Board of Directors is comprised of nine directors who are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws.  The authorized number of directors may be changed by resolution of the Board of Directors. The Board has the power, subject to the obligations described below related to certain director designation rights, to appoint any person as a director to fill a vacancy on the Board.

We are party to a Relationship Agreement with TS AquaCulture LLC, (“TS AquaCulture”), a Virginia limited liability company that is managed by Third Security, LLC (the “Relationship Agreement”). The Relationship Agreement sets forth certain matters relating to TS AquaCulture’s relationship with us as a major stockholder. Pursuant to the Relationship Agreement, so long as the Relationship Agreement remains in effect and TS AquaCulture and its affiliates together control 25% or more of the voting rights exercisable at meetings of our stockholders, we will (a) nominate such number of TS AquaCulture nominees as may be designated by TS AquaCulture for election to our Board of Directors at each annual meeting of our stockholders so that TS AquaCulture will have representation on our Board of Directors proportional to TS AquaCulture’s percentage shareholding, rounded up to the nearest whole person, and (b) recommend that stockholders vote to elect such TS AquaCulture nominees at the next annual meeting of stockholders occurring after the date of nomination.  Currently, TS AquaCulture and its affiliates hold approximately 25.7% of our outstanding common stock and have designated the following individuals to serve on our Board of Directors: Mr. Fisher, Mr. Turk and Ms. Kirk.

Board Independence

As required by the Nasdaq listing rules, our Board of Directors evaluates the independence of its members at least once annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

In March 2021, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined each of Mses. St.Clare, Sharps Meyers and Kirk and Messrs. Clothier, Alvarez, Fisher, Turk and Huber (who was not nominated by the Board for re-election) is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2). Rick Sterling served as the Chief Financial Officer of Precigen, Inc., which consolidated our financial statements into its own financial statements until 2019 and accordingly, Mr. Sterling will not be independent until 2022.

Board Diversity

We strive to have a Board with race, ethnicity and gender diversity that represents our community and brings diverse ideas and backgrounds to the table.

Board Leadership Structure

Our Board of Directors understands that board structures vary greatly among U.S. public corporations, and our Board of Directors does not believe that any one leadership structure is more effective at creating long-term stockholder value. Our Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board of Directors believes that, to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, Ms. Wulf serves as our Chief Executive Officer and President, and Mr. Clothier serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate for the company at this time because it allows Ms. Wulf to focus on operating and managing the company. At the same time, Mr. Clothier can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer.

Nevertheless, the Board of Directors believes that “one size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board of Directors believes is best for our company and stockholders.

Board’s Role in Risk Oversight

Our Board of Directors is primarily responsible for assessing risks associated with our business. However, our Board of Directors delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management our company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. In addition, under the direction of our Board of Directors and certain of its committees, our legal department assists in the oversight of corporate compliance activities. The Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks.

Board Meeting Attendance

During 2020,  our Board met seven times and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Members of the Board of Directors and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2020. We do not have a formal policy regarding board members’ attendance at our annual meetings of stockholders, but encourage them to do so; all did in 2020.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the NCG Committee, each of which operate pursuant to a written charter adopted by our Board of Directors.

Audit Committee. Messrs. Huber and Alvarez and Ms. St.Clare serve as members of our Audit Committee, and Ms. St.Clare serves as its chair. Mr. Huber was not nominated to stand for re-election at the annual meeting, and as a result, his term as a director will end at the annual meeting and Ms. Sharps Meyers will replace Mr. Huber on the Audit Committee. Each member of the Audit Committee satisfies the special independence standards for such committee established by the SEC and Nasdaq, as applicable. Ms. St.Clare is an “audit committee financial expert,” as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Ms. St.Clare’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or our Board of Directors. Our Audit Committee is responsible for, among other things, oversight of our independent auditors and the integrity of our financial statements. Our Audit Committee held four meetings in 2020.

Compensation Committee. Messrs. Huber and Alvarez serve as members of our Compensation Committee, and Mr. Huber serves as its chair. Mr. Huber was not nominated to stand for re-election at the annual meeting, and as a result, his term as a director will end at the annual meeting and Ms. Sharps Meyers will replace Mr. Huber on the Compensation Committee. Our Compensation Committee is responsible for, among other things, establishing and administering our policies, programs, and procedures for compensating our executive officers and board of directors. The Compensation Committee may only delegate its authority to subcommittees of its members. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Our Compensation Committee held three meetings in 2020.

Nominating and Corporate Governance Committee. Mr. Clothier and Ms. St.Clare serve as members of our NCG Committee and Mr. Clothier serves as its chair. Our NCG Committee is responsible for, among other things, evaluating new director candidates and incumbent directors and recommending directors to serve as members of our Board committees. Our NCG Committee held four meetings in 2020.

Director Nominees

Our Board of Directors believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to our industry. Directors should possess the highest personal and professional ethics, integrity, and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the NCG Committee will take into account a number of factors, including, without limitation, the following: depth of understanding of our industry; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive, or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the NCG Committee are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. When seeking candidates for director, the NCG Committee may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the NCG Committee may use the services of third-party search firms to assist in the identification of appropriate candidates.  During 2020, fees of $35,000 were paid to the National Association of Corporate Directors for such services in connection with the nomination of Mr. Alvarez. The NCG Committee will also evaluate the qualifications of all candidates properly nominated by stockholders, in the same manner and using the same criteria. A stockholder desiring to nominate a person for election to the Board of Directors must comply with the stock holding and advance notice procedures of our Amended and Restated Bylaws, as described in the proxy statement under the heading “Stockholder Proposals for 2022 Annual Meeting.”

Director Compensation

We believe that the compensation we provide to our Board of Directors is both competitive and in line with that provided to boards of directors of similar companies in our industry.

For fiscal year 2020, the Chairman of our Board of Directors received annual compensation of £50,000 (approximately $68,245 using the pound sterling to U.S. Dollar spot exchange rate of 1.3649 published in The Wall Street Journal as of December 31, 2020), payable in four quarterly installments. He also received an annual grant of restricted shares of our common stock valued at £20,000 (approximately $25,396) (based on the fair market value on the date of grant), which vest over three years.

For fiscal year 2020, all non-employee directors received an annual cash retainer of $40,000, payable in four quarterly installments. The Chair of the Audit Committee received an additional $25,000, the Chair of the Compensation Committee received an additional $15,000, and members of a board committee received an additional $5,000. All cash retainers are paid in four quarterly installments.  Payments to Messrs. Fisher and Sterling and Ms. Kirk were prorated for the final three quarters of the year. All non-employee directors received an annual grant of options to purchase 2,500 shares of our common stock (with an exercise price equal to the fair market value on the date of grant), with vesting over one year.  Messrs. Fisher and Sterling and Ms. Kirk received a prorated number of options.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ended December 31, 2020:

Director Summary Compensation Table

	Fees earned or
	paid in cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)
R. Clothier (1)	68,245	25,396		93,641
T. Fisher (3)	30,000		3,512	33,512
R. Huber (2)	60,000		3,533	63,533
A. Kirk (3)	30,000		3,512	33,512
C. St.Clare (2)	65,000		3,533	68,533
R. Sterling (3)	30,000		3,512	33,512
J. Turk (2)	45,000		3,533	48,533
Total	328,245	25,396	21,135	374,776

(1)	As of December 31, 2020, Mr. Clothier held 15,355 unvested restricted shares of our common stock.
(2)	As of December 31, 2020, each of Ms. St.Clare, Mr. Huber, and Mr. Turk held an unexercised option to purchase 15,800, 18,200, and 16,600 shares of our common stock, respectively.
(3)	Messrs. Fisher and Sterling and Ms. Kirk commenced receiving options in May 2020. As of December 31, 2020, they each held unexercised options to purchase 2,000 shares of our common stock.

Vote Required

The vote of a plurality of our outstanding shares of common stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote is required to elect the nine director nominees to serve on our Board of Directors for a one-year term, to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees receiving the highest number of affirmative votes will be elected.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Wolf & Company, P.C. (“Wolf”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and is asking the stockholders to ratify this appointment. A representative of Wolf is expected to be available via the live webcast of the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the appointment of Wolf as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

Wolf has served as our independent registered public accounting firm since 2011. The aggregate fees billed by Wolf for the professional services described below for the fiscal years ended December 31, 2020 and 2019, respectively, are set forth in the table below.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$200,500	$182,800
Tax Fees(2)	$12,500	$11,750
All Other Fees(3)	$106,850	$34,500
Total	$319,850	$229,050

(1)	For 2020 and 2019, represents fees incurred for the audit of our consolidated financial statements and quarterly reviews.
(2)	For 2020 and 2019, represents fees incurred for tax preparation and tax-related compliance services.
(3)	For 2020, represents fees for services related to S-1, S-3 and S-8 filings with the SEC and for 2019, fees for services related to S-3 filings with the SEC.

Determination of Independence

The Audit Committee of the Board of Directors has determined that the provision by Wolf of the services covered under the heading “All Other Fees” above was compatible with Wolf maintaining its independence for the fiscal years ended December 31, 2020 and 2019.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee maintains a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services, and all other services provided by our independent registered public accounting firm for the 2020 fiscal year were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

The affirmative vote of holders of a majority of the shares of our common stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote on the matter is required to ratify the appointment of Wolf to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Wolf to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

OTHER MATTERS

We do not know of any matters to be presented at the 2021 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2021, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), and (iv) all current directors and executive officers as a group. None of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table lists applicable percentage ownership based on 70,983,145 shares of our common stock outstanding as of March 31, 2021. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 31, 2021, including upon the exercise of stock options or warrants. These stock options and warrants are deemed outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Number of
	Shares
	Beneficially	Percent
Name and address of beneficial owner (1)	Owned	of Class
Randal J. Kirk (2)	18,222,379	25.7%
The Governor Tyler
1881 Grove Avenue
Radford, Virginia 24141
ARK Investment Management LLC (3)	8,640,421	12.2%
3 East 28th Street, 7th Floor
New York, NY 10016
Richard J. Clothier	80,030	*
Ricardo Alvarez	462	*
Theodore J. Fisher	3,178	*
Richard L. Huber	90,066	*
Alana D. Kirk (2)	18,222,379	25.7%
Gail Sharps Meyers	—	*
Christine St.Clare	16,355	*
Rick Sterling	3,850	*
James C. Turk	34,584	*
Sylvia Wulf	372,882	*
David Frank	127,644	*
Angela Olsen	71,365	*
Executive officers and directors as a group (12 persons)	19,022,795	26.7%

*Indicates beneficial ownership of less than one percent of the total outstanding shares of our common stock.

(1)Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, MA 01754.

(2)Based solely on a Schedule 13D/A filed on December 21, 2020, by Randal J. Kirk; Third Security (“Third Security”); TS AquaCulture LLC (“TS AquaCulture”); and TS Biotechnology Holdings, LLC (“TS Biotechnology”), as of March 31, 2021 TS AquaCulture owns 8,239,199 shares of our common stock, or approximately 11.6% of our outstanding shares, and TS Biotechnology owns 9,175,000 shares of our common stock, or approximately 12.9% of our outstanding shares. In addition, Mr. Kirk and entities controlled by him, including Third Security and its affiliates other than TS AquaCulture and TS Biotechnology, currently hold 805,625 shares of our common stock, or approximately 1.1% of our outstanding shares. TS AquaCulture and TS Biotechnology are managed by Third Security, and TS AquaCulture is successor-in-interest to Precigen, Inc. (“Precigen”) under the Relationship Agreement entered into by AquaBounty and Precigen dated as of December 5, 2012 (the “Relationship Agreement”), which among other things, allows for representation on our Board proportional to its shareholding.  The Relationship Agreement will remain in effect until Third Security’s ownership percentage is reduced to

10%.  Further, Alana Kirk, a member of the Company’s Board of Directors, is married to Randal J. Kirk and has reported that she beneficially owns 4,714 shares of our common stock, which includes 2,555 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2021, in her own name, which is less than one percent of our outstanding shares. Based on these holdings, Mr. Kirk, Third Security’s Chairman and Senior Managing Director, and Ms. Kirk have each reported control over approximately 25.7% of our outstanding shares. Mr. and Ms. Kirk each disclaim beneficial ownership of the shares owned directly by the other, and Ms. Kirk disclaims beneficial ownership of the shares deemed beneficially owned by Mr. Kirk, other than those that she owns directly.

(3)Based solely on a Schedule 13G filed on December 31, 2020, by ARK Investment Management LLC (“ARK”), ARK owns 8,640,421 shares of our common stock, or approximately 12.2% of our outstanding shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

AquaBounty Technologies, Inc. is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies. We are evaluating the need for revisions to our executive compensation program to ensure our program is competitive with those of the companies with which we compete for executive talent and is appropriate for a public company.

Named Executive Officers

The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2020 (“fiscal year 2020”); all of whom we refer to collectively as our named executive officers. These officers are:

Name	Age	Positions
Sylvia A. Wulf	63	Chief Executive Officer and President
David A. Frank	60	Chief Financial Officer and Treasurer
Angela Olsen	52	General Counsel and Secretary

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid to our named executive officers in the fiscal years ended December 31, 2020 and 2019.

				Stock	Option	All other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($)
S. Wulf	2020	371,058	42,500	68,000	44,723	8,425	534,706
CEO and President	2019	375,000	—	350,000	240,825	8,172	973,997
D. Frank	2020	272,703	17,225	27,560	18,126	8,497	344,111
CFO and Treasurer	2019	275,600	—	—	32,110	7,203	314,913
A. Olsen	2020	275,865	—	—	—	8,161	284,026
GC and Secretary	2019	47,500	28,500	70,000	61,908	2,280	210,188

(1)	Represents salaries before any employee contributions under our 401(k) plan.
(2)	Represents discretionary cash incentive awards during the applicable fiscal year.
(3)

The amounts in these columns represent the grant date fair value of restricted shares and stock options granted in 2020 and 2019, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10‑K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021.

(4)	Amounts in this column reflect 401(k) matching contributions.

As of December 31, 2020, we paid base salaries to Ms. Wulf, Mr. Frank, and Ms. Olsen of $386,250, $283,868, and $285,000, respectively. As of December 31, 2019, the base salaries of Ms. Wulf, Mr. Frank,  and Ms. Olsen were $375,000, $275,600, and $285,000, respectively. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all of our employees, including our named executive officers. Certain of our named executive officers are currently party to an employment agreement that provides for the continuation of certain compensation upon termination of employment. See “-Employment Agreements.”

Our Board of Directors may, at its discretion, award bonuses to our named executive officers from time to time. We typically establish bonus targets for our named executive officers and evaluate their performance based on the achievement of specified company and individual goals and objectives. Our management may propose bonus awards to the Compensation Committee of the Board of Directors primarily based on such achievements. Our Board of Directors makes the final determination of the eligibility requirements for and the amounts of such bonus awards.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-

term performance, create an ownership culture, and help to align the ownership interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2020.

		Option Awards				Stock Awards (1)
Name and Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying options (#) unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units that have not vested	Market value of shares or units of stock that have not vested ($)
S. Wulf	30-Apr-2019	150,000 (2)		$ 2.22	30-Apr-2029
CEO and President	12-Mar-2020	8,498 (3)	23,151	$ 1.88	12-Mar-2030
	12-Mar-2020					23,873 (10)	209,127
D. Frank	11-Jan-2011	5,000 (4)		$ 6.90	11-Jan-2021
CFO and Treasurer	27-Apr-2013	6,667 (5)		$ 7.50	27-Apr-2023
	20-Jan-2014	6,667 (6)		$ 23.40	20-Jan-2024
	21-Apr-2017	10,000 (7)		$ 14.20	21-Apr-2027
	27-Feb-2018	15,152 (8)		$ 2.50	27-Feb-2028
	30-Apr-2019	20,000 (2)		$ 2.22	30-Apr-2029
	12-Mar-2020	3,444 (3)	9,383	$ 1.88	12-Mar-2030
	12-Mar-2020					9,676 (10)	84,762
A. Olsen	1-Nov-2019	35,000 (9)		$ 2.37	1-Nov-2029
GC and Secretary

(1)

The market value of shares of restricted stock that have not vested is based on the number of unvested shares of restricted stock outstanding times the closing price of our common stock on the Nasdaq Capital Market on December 31, 2020.

(2)	This option grant was fully vested on April 30, 2020.
(3)	This option grant vests three years after the date of grant.
(4)	This option grant was fully vested on January 11, 2014.
(5)	This option grant was fully vested on April 27, 2016.
(6)	This option grant was fully vested on January 20, 2017.
(7)	This option grant was fully vested on April 21, 2020.
(8)	This option grant was fully vested on February 27, 2019.
(9)	This option grant was fully vested on November 1, 2020.
(10)	This restricted stock grant vested 1/3 on the date of grant with the remaining 2/3 fully vesting two years after the date of grant.

Employment Agreements

We have entered into employment agreements with each of Ms. Wulf, Mr. Frank and Ms. Olsen. Each agreement provides for the payment of a base salary; an annual bonus based on a percentage of the executive’s salary, determined at the discretion of our Board of Directors based on achievement of financial targets and other performance criteria; and certain other forms of benefits and compensation. Ms. Wulf’s agreement also included a one-time grant of an option to purchase 150,000 shares of our common stock and restricted shares of our common stock worth $350,000. Ms. Olsen’s agreement included a one-time cash bonus of $28,500, a one-time option grant to purchase 35,000 shares of our common stock and restricted shares of our common stock worth $70,000. Each agreement also contains confidentiality and noncompetition provisions. In addition, under each agreement, we may terminate the employee’s employment without notice or payment at any time for cause.

Sylvia Wulf

The employment agreement with Ms. Wulf will remain in effect unless and until terminated in accordance with the terms and conditions set forth in the agreement. Ms. Wulf’s agreement provides that employment may be terminated by either us or Ms. Wulf with no less than thirty days’ notice to the other party. If Ms. Wulf’s employment is terminated by us without cause or by her for good reason, as those terms are defined in her employment agreement, Ms. Wulf would be paid one year of continued base salary, starting on the date of termination. Ms. Wulf’s agreement also provided for 100% acceleration of her stock option and restricted share grants upon the occurrence of a change in control (as such term is defined in her employment agreement).

David Frank

Mr. Frank’s agreement provides that employment may be terminated by either us or him after giving the other not less than twelve months’ notice. During these notice periods, we have the right to terminate employment prior to expiration of the notice period by paying Mr. Frank a sum equal to his base salary and benefits during the notice period.

Angela Olsen

Ms. Olsen’s agreement provides that employment may be terminated by either us or Ms. Olsen. If Ms. Olsen’s employment is terminated by us without cause, as those terms are defined in her employment agreement, Ms. Olsen would be paid one year of continued base salary, starting on the date of termination. Ms. Olsen’s agreement also provided for 100% acceleration of her stock option and restricted share grants upon the occurrence of a change in control (as such term is defined in her employment agreement).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required to furnish us with copies of all of the forms that they file.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during fiscal year 2020, our officers, directors, greater than 10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a), with the exception of one Form 4 that was not timely filed on behalf of Mr. Huber with respect to the purchase of our common stock.

401(k) Plan

We provide an employee retirement plan under Section 401(k) of the Internal Revenue Code (the “401(k) plan”), to all U.S. employees who are eligible employees as defined in the 401(k) plan. Subject to annual limits set by the Internal Revenue Service, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with the 401(k) plan during the years ended December 31, 2020 and 2019, of $72,333 and $63,604, respectively.

Registered Retirement Savings Plan

We also have a Registered Retirement Savings Plan for our Canadian employees. Subject to annual limits set by the Canadian government, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with this plan during the years ended December 31, 2020 and 2019, of $31,939 and $28,474, respectively.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related-Party Transactions, Policies, and Procedures- Agreements with Our Directors and Executive Officers.”

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

RELATED-PARTY TRANSACTIONS, POLICIES, AND PROCEDURES

In addition to the director and executive compensation arrangements discussed above in the sections titled “Proposal 1 - Election of Directors” and “Executive Compensation and Other Information,” we have been a party to the following transactions since January 1, 2018, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest. We also describe below certain transactions and series of similar transactions since January 1, 2018, with our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons to which we are party.

Agreements with Our Directors and Executive Officers

For more information regarding employment agreements with certain of our executive officers, see ‘‘Executive Compensation and Other Information- Employment Agreements.’’

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Relationship Agreement with TS AquaCulture

On October 29, 2019, Precigen and TS AquaCulture LLC (“TS AquaCulture”), a Virginia limited liability company that is managed by Third Security, LLC, entered into a stock purchase agreement, pursuant to which TS AquaCulture purchased from Precigen all shares of our common stock held by Precigen, and Precigen assigned to TS AquaCulture all of Precigen’s rights and obligations under a Relationship Agreement that Precigen entered into with us in December 2012 (the “Relationship Agreement”). The Relationship Agreement was entered into in connection with the acquisition in October 2012 by Precigen of 47.56% of our outstanding share capital from Linnaeus Capital Partners B.V. and Tethys, our former major stockholders.

The Relationship Agreement sets forth certain matters relating to TS AquaCulture’s relationship with us as a major stockholder. Pursuant to the Relationship Agreement, so long as the Relationship Agreement remains in effect and TS AquaCulture and its affiliates together control 25% or more of the voting rights exercisable at meetings of our stockholders, we will (a) nominate such number of TS AquaCulture nominees as may be designated by TS AquaCulture for election to our Board of Directors at each annual meeting of our stockholders so that TS AquaCulture will have representation on our Board of Directors proportional to TS AquaCulture’s percentage shareholding, rounded up to the nearest whole person, and (b) recommend that stockholders vote to elect such TS AquaCulture nominees at the next annual meeting of stockholders occurring after the date of nomination.

In addition, so long as TS AquaCulture and its affiliates control 10% or more of the voting rights exercisable at meetings of our stockholders, for any time period for which TS AquaCulture has reasonably concluded that it is required to consolidate or include our financial statements with its own:

•

we will maintain at our principal place of business (i) a copy of our certificate of incorporation and any amendments thereto; (ii) a copy of the Relationship Agreement; (iii) copies of our federal, state, and local income tax returns and reports; and (iv) minutes of our Board of Director and stockholder meetings and actions by written consent in lieu thereof, redacted as necessary to exclude sensitive or confidential information;

•	we will keep our books and records consistent with U.S. GAAP;
•

TS AquaCulture may examine any information that it may reasonably request; make copies of and abstracts from our financial and operating records and books of account; and discuss our affairs, finances, and accounts with us and our independent auditors;

•

as soon as available, but no later than ninety days after the end of each fiscal year, we will furnish to TS AquaCulture an audited balance sheet, income statement, and statements of cash flows and stockholders’ equity as of and for the fiscal year then ended, together with a report of our independent auditor that such financial statements have been prepared in accordance with U.S. GAAP and present fairly, in all material respects, our financial position, results of operation, and cash flows;

•

as soon as available, but no later than forty-five days after the end of each calendar quarter, we will furnish to TS AquaCulture an unaudited balance sheet, income statement, and statements of cash flows and stockholders’ equity for such period, in each case prepared in accordance with U.S. GAAP; and

•

as requested by TS AquaCulture, but no more than quarterly, we will provide to TS AquaCulture (i) a certificate of our Chief Executive Officer or Chief Financial Officer certifying as to the accuracy of our books and records and the adequacy of our internal control over financial reporting and disclosure controls and procedures and (ii) any information requested by TS AquaCulture for purposes of its compliance with applicable law.

The Relationship Agreement and related documents also provide for certain confidentiality obligations between the two parties. The Relationship Agreement will continue in full force and effect until TS AquaCulture and its affiliates cease to control 10% or more of the voting rights exercisable at meetings of our stockholders.

TS Biotechnology Participation in Public Offerings

On February 13, 2020, we completed a public offering of 9,000,000 shares of our common stock for net proceeds of approximately $10.6 million. TS Biotechnology Holdings, LLC, which, like TS AquaCulture, is managed by Third Security and is controlled by Randal J. Kirk, our largest stockholder, participated in this offering, purchasing 5,175,000 shares of our common stock for a total of approximately $7.8 million in gross proceeds. On August 7, 2020, we completed a public offering of 12,650,000 shares of our common stock, including the exercise of the overallotment option, for net proceeds of approximately $29.7 million. TS Biotechnology Holdings, LLC participated in this offering, purchasing 4,000,000 shares of our common stock for a total of $10.0 million in gross proceeds.

Policies and Procedures for Review of Related Person Transactions

Our Board of Directors has adopted a written policy with respect to related person transactions. This policy governs the review, approval, and ratification of covered related person transactions. The Audit Committee of the Board of Directors manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (or any of our subsidiaries) were, are, or will be a participant, and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;
•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more- than-five-percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more-than-five-percent beneficial owner; and

•

any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

•	The policy generally provides that we may enter into a related person transaction only if:
•	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy;
•

the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is approved by the disinterested members of the Board of Directors; or
•	the transaction involves compensation approved by the Compensation Committee of the Board of Directors.

If a related person transaction is not pre-approved by the Audit Committee, and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. In addition, the Audit Committee reviews the policy at least annually and recommends amendments to the policy to the Board of Directors from time to time.

The policy provides that all related person transactions will be disclosed to the Audit Committee and all material related person transactions will be disclosed to the Board of Directors. Additionally, all related person transactions requiring public disclosure will be properly disclosed in our public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2020, included in our Annual Report on Form 10‑K for that period.

Composition and Charter. The Audit Committee of our Board of Directors currently consists of three independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Ms. St.Clare, who serves as Chair of the Audit Committee, and Messrs. Huber and Turk. The Audit Committee operates under a written charter adopted by our Board of Directors and is available on our corporate website (www.aquabounty.com) under “Investor Relations.” The Board of Directors and the Audit Committee review and assess the adequacy of the charter and the Audit Committee performance on an annual basis.

Responsibilities. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures, and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the Audit Committee, our independent registered public accounting firm, and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board of Directors; and establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with GAAP our financial condition, results of operations, and cash flows. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and our independent registered public accounting firm, Wolf & Company, P.C. (“Wolf”). In addition, the Audit Committee has consulted with management and Wolf prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with Wolf the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Wolf required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Wolf its independence from us, including whether its provision of non-audit services has compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm. Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2020, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Christine St.Clare (Chair)

Richard Huber

James Turk

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee report and reference to the independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

ANNUAL REPORT; AVAILABLE INFORMATION

A copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, is available over the internet on our corporate website (www.aquabounty.com). The Annual Report on Form 10‑K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholders may request a paper or email copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, free of charge, by following the instructions in the proxy materials. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.aquabounty.com) under “Investor Relations.”

BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

Sylvia Wulf
President, Chief Executive Officer, and Director

Maynard, Massachusetts

April 21, 2021

AquaBounty TECHNOLOGIES

VOTE

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

	For	Withhold		For	Withhold		For	Withhold
01 - Richard J. Clothier	☐	☐	02 - Ricardo J. Alvarez	☐	☐	03 - Theodore J. Fisher	☐	☐
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The 2021 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. will be held on Friday, May 28, 2021, 8:30 A.M. EDT, virtually via the internet at www.meetingcenter.io/299461432.

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AquaBounty Technologies, Inc.

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for the 2021 Annual Meeting — May 28, 2021

Sylvia Wulf, David A. Frank, Angela M. Olsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AquaBounty Technologies, Inc., which will be held on May 28, 2021, at 8:30 a.m. EDT virtually via the internet, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

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